                                                                   EXHIBIT 10.40



                          SECURITIES PURCHASE AGREEMENT


        THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 12, 2000, by and between Pets.com, Inc., a Delaware corporation (the "Company"), and Discovery.com, Inc., a Delaware corporation ("Purchaser").


                                    RECITALS:

        WHEREAS, the Company, P-Sub Corporation, the Company's wholly owned subsidiary (the "Subsidiary") and PetStore.com, Inc., a Delaware corporation ("PetStore") have entered into a certain asset purchase agreement dated June 12, 2000 (the "Asset Purchase Agreement") providing for the sale to the Subsidiary of certain of the assets of PetStore (the "Transaction"); and

        WHEREAS, in addition, the Purchaser has agreed to invest $3,000,000 in the Company.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows.

1.      Authorization and Sale of Shares.

        1.1 Authorization of the Shares. On or before the Closing Date (as defined in Section 2.2 below), the Company will have authorized the issuance and sale of, pursuant to the terms and conditions of this Agreement, 1,430,700 Shares. "SHARES" means the total number of shares of Common Stock of the Company ("Common Stock") and, if applicable as provided below, non-voting Series A Redeemable Preferred Stock, that are sold to Purchaser under this Agreement. To the extent that the number of shares of Common Stock issued to PetStore and reserved for issuance to PetStore warrantholders pursuant to the Asset Purchase Agreement plus the number of Shares to be issued to Purchaser under this Agreement represent less than 19.90% of the total voting stock of the Company outstanding immediately prior to the Closing under the Asset Purchase Agreement, the Shares issued under this Agreement shall be entirely Common Stock. To the extent, however, that the sum of the number of shares of Common Stock issued to PetStore and reserved for issuance to PetStore warrantholders pursuant to the Asset Purchase Agreement and the number of Shares that would be issued to Purchaser under this Agreement exceeds 19.90% of the total voting stock of the Company outstanding immediately prior to the Closing under the Asset Purchase Agreement, then the number of Shares to be issued under this Agreement which exceed this percentage shall be non-voting Series A Redeemable Preferred Stock of the Company have the rights, preferences and privileges set forth in the Certificate of Designation attached to this Agreement as Exhibit A (the "Certificate of Designation"). No fractional shares will be issued or sold pursuant to this Agreement.



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        1.2 Sale of the Shares. Subject to the terms and conditions of this
Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at Closing, the Shares for consideration consisting solely of the number of Shares multiplied by the Price (the "Shares Consideration"). The Company will not take any position on any tax return inconsistent with this position.


2.      Closing; Closing Date; Deliveries at Closing.

        2.1 Closing. The completion of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, CA 94025 at 10:00 a.m. Pacific time, or at such other time as may be mutually agreed orally or in writing by the parties hereto, on the Closing Date. The parties agree that the Closing may be effected by facsimile.

        2.2 Closing Date. Subject to the terms and conditions of this Agreement, the Closing (the "Closing Date") shall occur on the day on which the Closing as defined and set forth in the Asset Purchase Agreement occurs unless otherwise agreed orally or in writing by the Company and the Purchaser.

        2.3 Delivery of the Shares at the Closing. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and Rule 505 thereunder.

        2.4 Registration Rights. The Company hereby covenants and agrees to grant to a single transferee of Purchaser piggyback registration rights with respect to a total of 1,430,700 shares of the Company's Common Stock (including with respect to shares of Common Stock into which shares of Series A Preferred Stock issued may subsequently be converted, and as such number may be increased, decreased or otherwise adjusted in the event of a recapitalization or similar event with respect to the Company's capital structure, the "Registrable Shares"). Such piggyback registration rights shall be granted to such transferee pursuant to an amendment, in the form of Exhibit C attached hereto ("Amendment No. 1"), to that certain Amended and Restated Investors' Rights Agreement, dated as of January 18, 2000, between the Company and the signatories thereto ("Investors' Rights Agreement"); which Amendment No. 1, as executed by the Prior Rights Holders (as defined in Amendment No. 1), shall be delivered to the Purchaser at the Closing and, upon acquisition by any such transferee, an executed original thereof shall be delivered to the Company.



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3.      Representations and Warranties of the Company.

        In order to induce the Purchaser to enter into this Agreement and to perform its obligations hereunder, the Company hereby represents and warrants to the Purchaser, at and as of the date of this Agreement and as of the Closing date, as follows:

               3.1 Organization. The Company and Subsidiary are each corporations duly formed, validly existing and in good standing under the laws of the State of Delaware.

               3.2 Company's and Subsidiary's Capital Stock.

                      (a) The authorized capital stock of the Company consists of: (i) 150,000,000 shares of Common Stock, par value $0.00125 per share, of which 29,224,237 shares are issued and outstanding as of June 7, 2000 and are fully paid and non-assessable; (ii) 5,000,000 shares of Preferred Stock, par value $0.00125 per share, of which no shares are issued and outstanding as of June 7, 2000. The Company has reserved (i) an aggregate of 5,815,328 shares of Common Stock issuable to employees and consultants pursuant to the Company's 1999 Stock Plan (the "Plan"), of which, as of June 7, 2000, 929,618 shares have been issued pursuant to restricted stock purchase grants, 2,089,108 shares have been issued pursuant to the exercise of options granted under the Plan, 2,782,290 shares are issuable upon exercise of outstanding options, and 14,312 shares are eligible for future grant under such Plan, and (ii) an aggregate of 400,000 shares of Common Stock issuable to employees and consultants pursuant to the Company's 2000 Employee Stock Purchase Plan, of which no shares are issuable upon exercise of outstanding options as of June 7, 2000 under such plans, and there are no other options or warrants to purchase shares of Common Stock outside of such plans. Except as described in this Section 3.2 or as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements (other than the Asset Purchase Agreement and this Agreement) or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, whether directly or upon the exercise or conversion of other securities. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company's capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other. For the purposes of this Agreement, "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof. Upon issuance, the Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all liens (except liens for Taxes not yet due and payable), mortgages, pledges, imperfections of title, security interests, restrictions, prior assignments, easements, leases, licenses or sublicenses, options, rights of first refusal or first offer, and encumbrances (collectively, "Liens") and preemptive rights.

                      (b) The authorized capital stock of the Subsidiary consists of 1000 shares of Common Stock, par value $0.001 per share, of which 1000 shares are issued and



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outstanding as of the date of this Agreement and are fully paid and non-assessable. The Subsidiary is a wholly-owned subsidiary of the Company.

               3.3 Authorization, Validity and Enforceability. The Company and Subsidiary each have full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other documents in connection with the Transaction to which it is a party (collectively, the "Transaction Documents"). The execution, delivery and performance by the Company and Subsidiary of the Transaction Documents to which it is a party and the consummation by the Company and Subsidiary of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and Subsidiary, and no other corporate proceedings on the part of the Company and Subsidiary are necessary to authorize the Transaction Documents to which it is a party or the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and each of the other Transaction Documents to which each of the Company and Subsidiary are a party will, upon due execution and delivery thereof, constitute the legal, valid and binding obligation of the Company and Subsidiary respectively, in each case enforceable against the Company or Subsidiary respectively, in accordance with the terms hereof or thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

               3.4 No Violation or Breach. The execution, delivery and performance by the Company and Subsidiary of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of the Company or Subsidiary under, or result in the creation or imposition of any Lien upon any assets or properties of the Company or Subsidiary by reason of the terms of, (a) the certificate of incorporation, bylaws and other charter or organizational documents of the Company or Subsidiary, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which the Company or Subsidiary is a party or by or to which it or its assets or properties may be bound or subject, (c) any order, writ, judgment, injunction, award, decree, law, statute, rule or regulation applicable to it or (d) any any license, permit, order, consent, approval, registration, authorization or qualification with or under any foreign, federal, state or local law or governmental or regulatory body (any of the foregoing, a "Permit") of the Company or Subsidiary.

               3.5 Consent and Approvals. No consent, approval, authorization, license or order of, registration or filing with, or notice to, any federal, state, local, foreign or other court, administrative agency or commission, other governmental authority or regulatory body (each, a "Governmental Authority") or any other Person (such consents, approvals, authorizations, licenses, orders, registrations, filings or notices referred to collectively herein as "Consents") is



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necessary to be obtained, made or given by the Company or Subsidiary in connection with the execution, delivery and performance by the Company and Subsidiary of this Agreement or any other Transaction Document to which it is a party or the consummation by the Company and Subsidiary of the transactions contemplated hereby or thereby. There are no contracts, agreements or other arrangements by which the Company or Subsidiary or any of its assets or properties maybe bound that contain (i) any change in control provisions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (ii) any other provisions which will result in a material change of the terms of such contract, agreement or other arrangement to the Company or Subsidiary relative to the benefit or terms to the Purchaser as a result of the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

               3.6 Legal Proceedings. There is no pending or, to the knowledge of the Company or Subsidiary, threatened action, suit, claim, proceeding or investigation before any Governmental Authority against or involving the Company or Subsidiary that has not been disclosed in the Company's public filings with the Securities and Exchange Commission ("SEC"). Each of the Company and Subsidiary are not bound by or subject to any order, judgment, injunction, award or decree of any Governmental Authority or arbitration tribunal.

               3.7 Brokers. Except for Merrill Lynch Pierce, Fenner & Smith Incorporated, no broker, finder or investment banker has been retained or authorized to act on behalf of the Company or Subsidiary who is or might be entitled to any brokerage, finder's or other fee, commission or compensation in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.

               3.8 SEC Documents; Financial Statements. As of their respective filing dates (i) each quarterly and other report and registration statement (without exhibits) filed by the Company with the SEC since January 1, 2000 (the "Company SEC Documents"), complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, and (ii) none of the Company SEC Documents contained as of the date when made any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a Company SEC Document subsequently which has been filed with the SEC prior to the date of this Agreement. The financial statements of the Company included in the Company SEC Documents (the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and present fairly, in all material respects, the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring and certain non-recurring audit adjustments and the unaudited statements may not include all footnotes required to comply with GAAP).



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               3.9 Absence of Certain Changes or Events. Except as set forth in
Schedule 4.9, since March 31, 2000, the Company has not: (a) declared or paid any dividend or made any other payment or distribution in respect of its capital stock; (b) purchased or redeemed, directly or indirectly, any of its capital stock except for purchases of shares held by employees or consultants in connection with their termination of employment with the Company; (c) paid, discharged or satisfied any Lien (other than a Lien then required to be paid, discharged or satisfied), claim, liability or obligation (whether fixed, accrued, contingent or otherwise, whether due or to become due), other than a claim, liability or obligation that is a current liability shown on the balance sheet of the Company dated as of March 31, 2000 (the "Company Recent Balance Sheet") or incurred since the date of the Company Recent Balance Sheet in the ordinary course of business; (d) canceled or compromised any debt or claim, or waived or released any material right, other than adjustments in the ordinary course of business which, in the aggregate, are not material; (e) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of any of its assets (real or personal, tangible or intangible) except in the ordinary course of business; (f) changed accounting methods other than in accordance with GAAP; (g) made any capital expenditures or additions to property, plant or equipment or acquired of any other property or assets (other than raw materials and supplies) at a cost in excess of $15 million in the aggregate; (h) incurred or assumed any indebtedness for money borrowed or guaranteed any indebtedness or other obligation of another Person in excess of $15 million in the aggregate; (i) incurred any liability or obligation other than certain general and administrative expenses not involving expenditures in excess of $15 million in the aggregate; (j) agreed or otherwise committed, whether in writing or otherwise, to do, or taken any action or omitted to take any action that would result in, any of the foregoing; or (k) the Company has not suffered a material adverse change in its operations or financial condition since March 31, 2000 to the date of this Agreement.

               3.10 Tax Matters. All Tax Returns (including Tax Returns relating to Estimated Tax and Information Returns and Reports ) required to be filed by the Copany in any jurisdiction have been properly prepared and timely filed and all Taxes upon the Company or upon any of the Company's properties, income or franchises, which are shown to be due and payable in such Tax returns have been paid except for such Taxes the payment of which is being contested by the Company in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves deemed by it to be adequate and has reflected such reserves in the Company Recent Balance Sheet or except where such failure would not have a material adverse effect. There are no pending tax examinations of or tax claims asserted against the Company or any assets or properties of the Company which could adversely affect the Purchaser.

               "Tax" or "Taxes" means any tax, charge, fees, levy, duty, and other similar governmental assessment, including, without limitation, net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment (including, without limitation, unemployment insurance assessment), excise, goods and services tax, capital tax, business tax, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, whether federal, state, local or foreign, any governmental fee or other like



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assessment or charge of any kind whatsoever, together with any interest, fine, penalty, addition to tax or additional amount imposed by any Taxing Authority.

               "Tax Returns" mean reports, returns, and statements required to be supplied to a Taxing Authority in connection with Taxes.

               "Taxing Authority" means a Governmental Authority responsible for the imposition or collection of any Tax.

               3.11 Assets and Revenues. The Company is its own "ultimate parent entity" as such term is defined in 16 C.F.R. Section 801.1(a)(3). The Company, on a consolidated basis, does not (i) have assets having an aggregate book value of $100 million or more based on its most recent regularly prepared balance sheet or (ii) sales of $100 million or more in its most recent fiscal year. The representation and warranty is made solely for the purpose of determining the applicability to the transactions contemplated by this Agreement of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               3.12 Full Disclosure. Neither this Agreement, nor any representation or warranty contained in this Agreement, nor any other agreement (including the Transaction Documents), exhibit, schedule, or certificate being entered into or delivered pursuant hereto, when read as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.      Representations and Warranties of the Purchaser.

        In order to induce the Company to enter into this Agreement and to perform its obligations hereunder, the Purchaser hereby represents and warrants to the Company, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

        4.1 Organization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        4.2 Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement, to purchase and hold the Shares and to consummate the other transactions to be consummated by the Purchaser contemplated by this Agreement. The execution and delivery of this Agreement, the purchase of the Shares and the consummation of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered



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in a proceeding in equity or at law, or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

        4.3 No Conflict. The execution and delivery by the Purchaser of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not conflict with, or result in any violation or breach of any provision of, the charter documents of the Purchaser.

        4.4 Required Filings and Consents. No Consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement, the purchase of the Shares to be purchased by the Purchaser or the consummation of the other transactions to be consummated by the Purchaser contemplated hereby, except for such filings as may be required under applicable federal, state and foreign securities and antitrust laws, and such Consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated pursuant to this Agreement.

        4.5 Accredited Investor; Access to Company Information. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of the Company; provided, however, that the foregoing shall not diminish or detract from the Purchaser's ability to rely upon any of the Company's representations or warranties. The Purchaser acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is not acquiring the Shares with a view towards distribution in violation of the Securities Act, provided that, the Purchaser may decide to sell some or all of the shares to a single transferee, as discussed in Section 4.6.

        4.6 Restricted Stock. Purchaser understands that the Shares being purchased hereunder are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares unless and until they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that except as provided pursuant to the terms of the Amendment No. 1 to the Amended and Restated Investors' Rights Agreement the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, including without limitation any exemption that may be available pursuant to Rule 144 of the Securities Act, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy. Notwithstanding the foregoing, Purchaser has apprised



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the Company, and by execution and delivery of this Agreement, the Company hereby acknowledges and consents that the Purchaser may decide to sell and assign some or all the Shares to a single transferee immediately upon receipt by Purchaser thereof. The Company further covenants to cause the Shares to be reregistered on its books and records in the name of the transferee upon such sale by Purchaser thereto. The Company further covenants and agrees that an opinion of counsel, as required by the legend set forth in Section 4.7 below, shall not be required in connection with such sale.

        4.7 Legends. Purchaser understands that the Shares, and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        4.8 Corporate Securities Law. THE SALE OF THE SHARES THAT IS THE
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA. THE ISSUANCE OF SUCH SECURITIES OR THE RECEIPT OF ANY PART OF THE ASSETS FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

        4.9 No Hedging or Short Sales. Except as otherwise provided for in this Agreement, Purchaser hereby agrees that from the date of this Agreement and continuing through the first year anniversary of the date hereof, or such longer period as required by any U.S. federal or state securities laws, Purchaser shall not directly or indirectly engage in short sales, derivative transactions or any similar hedging techniques or strategies involving any of the Shares.

        4.10 Brokers or Finders. The Purchaser has not employed any broker, finder, consultant or other intermediary that would have a valid claim against the Company for a fee or commission in connection with the transactions contemplated hereby.

5. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser pursuant to Sections 1 and 2 of this Agreement are subject to the fulfillment on or prior to the Closing



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Date of the following conditions, each of which may be waived in whole or part by the Purchaser:

        5.1 Representations and Warranties. The representations and warranties made by the Company pursuant to this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date.

        5.2 Covenants. The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

        5.3 Closing Certificate. The President or Chief Financial Officer of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled, that there shall have been no material adverse change in the business, operations, properties, assets or financial condition of the Company since the date of this Agreement and that the representations and warranties are true and correct as of the Closing Date.

        5.4 No Injunction or Litigation. As of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending or made by or before any Governmental Entity that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions.

        5.5 Government Approvals. All Consents, approvals or authorizations of, and declarations, filings or registrations with, all Governmental Entities required for the consummation of the transactions contemplated in Sections 1 and 2 of this Agreement shall have been obtained or made on terms reasonably satisfactory to the Purchaser and shall be in full force and effect.

        5.6 Legal Opinion. The Company shall have delivered to the Purchaser an opinion of counsel, dated the Closing Date, substantially in the form of Exhibit B hereto, except for the addition of standard qualifications of counsel.

        5.7 Nasdaq Listing. The Company shall have filed a Notification For Listing of Additional Shares with Nasdaq covering the Shares.

        5.8 Asset Purchase Agreement. The Company, the Subsidiary and PetStore shall have closed the transactions contemplated by the Asset Purchase Agreement.

        5.9 Hart-Scott Rodino Act. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the Department of Justice.

        5.10 Certificate of Designation. If applicable in accordance with
Section 1.1, the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.



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        5.11 Amendment to Investors' Rights Agreement. The Company and the
requisite holders of the Company's Common Stock shall have executed Amendment No. 1, and an executed original of the same shall have been delivered to the Purchaser.

6. Conditions to the Company's Obligations. The obligation of the Company pursuant to Sections 1 and 2 of this Agreement are subject to the fulfillment on or prior to the Closing Date of each of the following conditions, each of which may be waived in whole or part by the Company:

        6.1 Representations and Warranties. The representations and warranties of the Purchaser pursuant to this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date.

        6.2 Covenants. The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

        6.3 No Injunction or Litigation. As of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending or made by or before any Governmental Entity that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions.

        6.4 Government Approvals. All Consents, approvals or authorizations of, and declarations, filings or registrations with, all Governmental Entities required for the consummation of the transactions contemplated in Sections 1 and 2 of this Agreement shall have been obtained or made on terms reasonably satisfactory to the Company and shall be in full force and effect.

        6.5 Asset Purchase Agreement. The Company, Subsidiary and PetStore shall have closed the transactions contemplated by the Asset Purchase Agreement.

        6.6 Hart Scott Rodino Act. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the Department of Justice.

        6.7 Certificate of Designation. If applicable in accordance with Section 1.1, the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

        6.8 Amendment to Investors' Rights Agreement. The Company and the requisite holders of the Company's Common Stock shall have executed Amendment No. 1, and an executed original of the same shall have been delivered to Purchaser.

7.      Certain Covenants.

        7.1 [*] In the event the Company [*] to [*] under this Agreement, the Company shall include a [*] in its [*] and [*] to send to [*] in connection with its next [*] of [*] of its [*] to [*] of [*] of the [*] of the [*] the Company's [*]. The Company shall [*] such [*] to its [*] and shall [*] held by it [*] of such [*].

        7.2 Nondisclosure. The Company and the Purchaser agree to protect the Confidential Information (as defined below) of the other party from misappropriation and unauthorized use or disclosure, and at a minimum, will take precautions at least as great as those taken to protect its own confidential information of a similar nature. Without limiting the foregoing, the Receiving Party (as defined below) will: (a) use such Confidential Information solely for the purposes for which it has been disclosed; and (b) disclose such Confidential Information only to those of its employees, agents, consultants, and others who have a need to know the same for the purpose of performing this Agreement and who are informed of and agree to a duty of nondisclosure. The Receiving Party may also disclose Confidential Information of the Disclosing Party (as defined below) to the extent necessary to comply with applicable law or legal process, provided that the Receiving Party uses reasonable efforts to give the Disclosing Party prompt advance notice thereof. Upon request of the other party, each party shall return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other party.

        For the purposes of this Section 7.2, the following terms have the following meanings:

"CONFIDENTIAL INFORMATION" means non-public information and know-how of the Disclosing Party which, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential, or which has been or is designated as proprietary and/or confidential. Confidential Information does not include information that the Receiving Party can show: (a) was known by the Receiving Party prior to disclosure thereof by the Disclosing Party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party; or (d) came into the possession of the Receiving Party in the ordinary course of business from sources not owing a duty of confidentiality to the Disclosing Party with respect to that information.

"DISCLOSING PARTY" means a party that discloses Confidential Information to the other party in connection with this Agreement.

"RECEIVING PARTY" means a party that receives Confidential Information from the other party in connection with this Agreement.


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               7.3 Board Representation. In connection with the Asset Purchase Agreement and the agreement of Purchaser to the transfer of certain material agreements to the Company from PetStore, the Company hereby acknowledges that as of the date of this Agreement (i) the authorized size of the Board of Directors of the Company is five members, (ii) the members of the Board of Directors are Julia L. Wainwright, John B. Balousek, Mark J. Britto and John R. Hummer, (iii) there is one vacancy on the Company's Board of Directors, and (iv) the Company's By-laws authorize Board members to fill vacancies on the Board of Directors without shareholder approval. The Company hereby agrees that on the Closing Date, the Company's Board of Directors will fill the vacancy on the Board with the Purchaser's designee who shall be Michela English or such other reasonable candidate (who shall be at the level of senior vice president of Purchaser or higher) designated by the Purchaser ("Purchaser Designee") and that the Purchaser Designee shall have all the rights associated with being a Board member, including but not limited to, the right to vote at meetings of the Board; and that at the Company's next annual meeting of shareholders, the Purchaser Designee shall be included in the Company's slate of nominees for election to the Board at the meeting of shareholders. The Company will also obtain prior to Closing a voting agreement reasonably satisfactory to Purchaser and effective as of the Closing from a majority of the holders of its voting stock (determined based on the number of shares of voting stock outstanding after Closing) under which such holders will agree to vote all shares of the Company's voting stock held by them at each annual and special meeting at which directors of the Company are to be elected to appoint the Purchaser Designee to the Company's Board of Directors. The voting agreement will terminate on the earlier of (i) the date on which the Tenancy and Promotion Agreement entered into between the Company and Purchaser as of the same date as this Agreement is terminated, (ii) the date on which Purchaser has transferred, sold or otherwise disposed of more than twenty-five percent (25%) of the shares of Pets.com Common Stock originally acquired by it from Petstore.com, Inc. upon distribution, if any, of those shares of Pets.com Common Stock received by Petstore.com under the Asset Purchase Agreement, excluding for the purposes of this calculation any shares Purchaser has pledged to Imperial Creditcorp, Inc.under a guarantee agreement, or (iii) the consummation of the sale of all or substantially all of the Company's assets or a merger, reorganization or other recapitalization or transaction or series of related transactions in which the Company's stockholders prior to such transaction hold less than 50% of the voting power.

               7.4 Confidentiality; Publicity. Neither the Company nor the Purchaser shall issue any press release or other public announcement regarding, or otherwise disclose, this Agreement or the transactions contemplated herein, or make any filing of this Agreement or other agreements relating to the transactions contemplated herein, without the written consent of the other, which consent will not be unreasonably withheld; provided, however, that if a party is required by applicable law to provide public disclosure of this Agreement or the transactions contemplated herein, such party shall use all reasonable efforts to coordinate the disclosure with the other party before issuance, including, but not limited to the submission to the Securities Exchange Commission (and any other applicable regulatory or judicial authority) of an application for confidential treatment of certain terms (which terms shall be agreed upon by the Purchaser and the Company) of this Agreement. Each party shall provide to the other for review a copy of any proposed disclosure of this Agreement or its terms and any application for confidential treatment at least five (5) business days before any such disclosure or application is made and to comply with all reasonable requests from the other party to minimize the extent and scope of any such disclosure.

        7.5 Covenants to Satisfy Conditions. Each of the Company and the Purchaser shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the other party's obligations that are set forth in Section 5 or 6, as the case may be.

        7.6 Further Assurances. Each party agrees from time to time to do and perform such other and future acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

8.      Miscellaneous.

        8.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state.

        8.2 Survival. The representations and warranties made herein shall survive until the first anniversary of the Closing. The covenants and agreements made herein shall survive the Closing in accordance with their terms.

        8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. It is expressly acknowledged that the Purchaser may assign its rights hereunder to any affiliate (as such term is defined in Rule 144 of the Securities Act) thereof provided such affiliates agrees in writing to be bound by the terms and conditions of this Agreement.

        8.4 Entire Agreement. This Agreement and the other documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        8.5 Amendment; Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

        8.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        8.7 Notices and Other Communications. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with confirmation of successful transmission and with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or the Purchaser as the case may be at the following address:

To the Company:          Pets.com, Inc.
                         435 Brannan Street
                         San Francisco, CA  94107
                         Attn:  Chief Executive Officer
                         Facsimile: (415) 222-9998

With copies to:          Venture Law Group
                         2775 Sand Hill Road
                         Menlo Park, CA  94025
                         Attn:  John V. Bautista
                         Facsimile:  650-233-8386

To the Purchaser:        Discovery.com, Inc.
                         7700 Wisconsin Avenue
                         Bethesda, MD  20814
                         Attn: Michela English
                         Facsimile:  301-986-4971

With a copy to:          Greenberg Traurig, LLP
                         200 Park Avenue
                         New York, NY  10166
                         Attn:  Alayne Serle, Esq.
                         Facsimile:  212-801-6400


or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be the fifth business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be effective on the date of personal delivery; notices delivered by facsimile with confirmation of successful transmission and with simultaneous confirmation copy by registered or certified mail shall be effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

        8.8 Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other party hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity. In any such action specifically to enforce any such term or provision of this Agreement, the parties hereby waive any claim or defense therein that an adequate remedy at law or in damages exists.

        8.9 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made.

        8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

        8.11 No Third-Party Rights. Nothing in this Agreement is intended, nor shall be construed, to confer upon any Person or entity other than the parties and their respective successors and assigns any right or remedy under or by reason of this Agreement, except as expressly provided in this Agreement; provided, that the Company hereby confirms and agrees that the representations and warranties made by the Company herein are made as well for the benefit of, and may be relied on by, the single transferee to whom Purchaser may decide to sell and assign some or all of the Shares, as discussed in Section 4.6.

        8.12 No Agency, Etc. None of the provisions of this Agreement shall be construed to mean that any party is appointed or is in any way authorized to act as an agent of any other party. This Agreement does not constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business organization of any kind.

        8.13 Construction of Agreement. This Agreement has been negotiated by the parties and their attorneys, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

        8.14 Termination. This Agreement may be terminated as follows:

               (a) The Purchaser may terminate this Agreement in the event that the conditions set forth in Section 5 have not been satisfied or waived on or before July 31, 2000 through no fault of the Purchaser;

               (b) The Company may terminate this Agreement in the event that the conditions set forth in Section 6 have not been satisfied or waived on or before July 31, 2000 through no fault of the Company;

        No termination pursuant to this Section 8.14 shall relieve any party of liability for breach of this Agreement prior to such termination.

        Either the Company or the Purchaser may terminate this Agreement if the other (a) has a receiver or administrative receiver appointed for it or over its undertakings or assets, (b) passes a resolution for winding up or a court of competent jurisdiction makes an order to that effect and such order is not discharged within ninety (90) days, (c) enters into any voluntary arrangement with its creditors for the benefit of its creditors, (d) becomes subject to an administration order, or (e) ceases to carry on its business.

        8.15 Attorneys' Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.


                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first set forth above.


                                        PETS.COM, INC.


                                        By:     /s/  Paul Manca
                                           -------------------------------------

                                        Name:        Paul Manca
                                             -----------------------------------

                                        Title:       Chief Financial Officer
                                              ----------------------------------



                                        DISCOVERY.COM, INC.


                                        By:     /s/  Michela English
                                           -------------------------------------

                                        Name:        Michela English
                                             -----------------------------------

                                        Title:       President and COO
                                              ----------------------------------